                                   EXHIBIT 11

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                        Years ended December 31,
                                                                        ------------------------
                                                                2001              2000            1999
                                                                ----              ----            ----

Average shares outstanding                                      4,178,200       4,178,200        4,178,200
                                                            =============   =============    =============


Net income                                                  $   4,498,000   $   4,625,000    $   4,782,000
                                                            =============   =============    =============


Earnings per common share                                   $        1.08   $        1.11    $        1.14
                                                            =============   =============    =============



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